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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 2003, except for paragraph 38 of Note 1 and Note 13 as to which the date is September 10, 2003, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-108794) dated November 26, 2003 and related Prospectus of American Equity Investment Life Holding Company for the registration of common stock.

/s/ Ernst & Young LLP
Des Moines, Iowa November 26, 2003

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  Exhibit 23.1
Consent of Independent Auditors